EXHIBIT INDEX


(a)       Articles of Incorporation dated March 17, 2004.

(b)       Form of By-laws.

(d) Form of Investment Management Services Agreement between Registrant, on behalf AXP Variable Portfolio - Core Equity Fund, and American Express Financial Corporation.

(g)(1) Form of Custodian Agreement between Registrant, on behalf of AXP Variable Portfolio - Core Equity Fund, and American Express Trust Company.